ITT Corporation to Acquire International Motion Control

    Acquisition to enhance ITT's global motion and flow control capabilities

    WHITE PLAINS, N.Y., June 26 /PRNewswire-FirstCall/ -- ITT Corporation today announced it has executed an agreement to acquire privately held International Motion Control (IMC) for $395 million. IMC is a global developer of motion control products with 2006 revenues of approximately $200 million. The transaction, which is subject to normal closing conditions, is expected to be completed in the third quarter.

    "The IMC acquisition aligns exceedingly well with our strategy to grow the ITT Motion and Flow Control business globally. IMC adds a complementary mix of highly engineered, mission-critical products to expand our core capabilities in specialty energy absorption and motion control applications," said Steve Loranger, chairman, president and chief executive officer of ITT. "We look forward to welcoming IMC's talented workforce and strong customer base to the ITT family."

    IMC is a market leader in the manufacture of specialty energy absorption, industrial and aviation control and automation technology under the brand names of Burny, Enidine, Compact Automation, CMC, and Midland-ACS, among others. Under brand names including Koni, Jabsco, Neodyne, Rule and Flojet, ITT's Motion and Flow Control group produces leading products for the marine and leisure, transportation, aerospace, telecommunications, and industrial markets. Nick Hill, president of the ITT Motion and Flow Control group, will continue to lead the integrated organization.

    "For more than four decades, our customers have known IMC for its technological expertise, problem-solving approach and exemplary customer service," said Patrick Lee, chairman and chief executive officer of IMC. "We found ITT to share these core characteristics and together expect to continue this tradition as we enter this exciting new chapter in our history."

    Headquartered in Buffalo, N.Y., IMC employs 1,000 people in 11 manufacturing facilities -- three in the Asia Pacific region, six in the United States and two in Europe. Nearly half of IMC's revenues come from outside the United States.

    While the impact of this transaction is projected to be slightly dilutive to ITT's earnings per share in 2007, the company continues to expect 2007 EPS to be in the range of $3.44 to $3.50. The transaction is expected to be accretive to earnings in 2008.

    ITT's senior management will host a conference call for investors today, Tuesday, June 26, at 9:00 a.m. Eastern Daylight Time to review the IMC acquisition and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: http://www.itt.com/ir.

    About ITT Corporation
    ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in the transport, treatment and control of water, wastewater and other fluids. The company plays a vital role in international security through its defense communications and electronics products; space surveillance and intelligence systems; and advanced engineering and related services. It also serves the growing leisure marine and electrical connectors markets with a wide range of products. Headquartered in White Plains, N.Y., the company generated $7.8 billion in 2006 sales. In addition to the New York Stock Exchange, ITT Corporation stock is traded on the Euronext and Frankfurt exchanges.

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    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corp. Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  ITT Corporation
    -0-                             06/26/2007
    /CONTACT:  Andy Hilton of ITT Corporation, +1-914-641-2160,
               andy.hilton@itt.com /
    /FCMN Contact: andy.hilton@itt.com /
    /Web site:  http://www.itt.com
                http://www.itt.com/ir /
    (ITT)

CO:  ITT Corporation; International Motion Control; IMC
ST:  New York
IN:  CPR ECP
SU:  TNM CCA ERP